Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2014, relating to the financial statements of La Quinta Holdings Inc. appearing in the Prospectus included in Registration Statement 333-193860 of La Quinta Holdings Inc.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

April 8, 2014